SUB-ITEM 77Q

AIM TRIMARK SMALL COMPANIES FUND

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.

FOR PERIOD ENDING: 4/30/2009
FILE NUMBER :      811-05426
SERIES NO.:        18

72DD.   1 Total income dividends for which record date passed during the period.
          (000's Omitted)
          Class A               $     --

         2 Dividends for a second class of open-end company shares
          (000's Omitted)
          Class B               $     --
          Class C               $     --
          Class R               $     --
          Class Y               $      1
          Institutional Class   $  1,200

73A.      Payments per share outstanding during the entire current period:
          (form nnn.nnnn)
        1 Dividends from net investment income
          Class A               $     --

        2 Dividends for a second class of open-end company shares
          (form nnn.nnnn)
          Class B               $     --
          Class C               $     --
          Class R               $     --
          Class Y               $ 0.0269
          Institutional Class   $ 0.0666

74U.    1 Number of shares outstanding (000's Omitted)
          Class A                 16,964

        2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
          Class B                  1,178
          Class C                  5,624
          Class R                  1,252
          Class Y                    104
          Institutional Class     18,267

74V.    1 Net asset value per share (to nearest cent)
          Class A               $   8.64

        2 Net asset value per share of a second class of open-end company shares
          (to nearest cent)
          Class B               $   8.32
          Class C               $   8.31
          Class R               $   8.55
          Class Y               $   8.62
          Institutional Class   $   8.76